EXHIBIT 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Galecto, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 - Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.00001 par value per share	Rule 457(c) and Rule 457(h)	888,184	$1.21	$1,074,702.64	0.0001102	$118.43
Equity	Common stock, $0.00001 par value per share	Rule 457(c) and Rule 457(h)	15,000	$2.16	$32,400	0.0001102	$3.57
Equity	Common stock, $0.00001 par value per share	Rule 457(c) and Rule 457(h)	379,436	$2.07(3)	$785,432.52	0.0001102	$86.55
Equity	Common stock, $0.00001 par value per share	Rule 457(c) and Rule 457(h)	250,000	$2.07(3)	$517,500	0.0001102	$57.03
Total Offering Amounts							$2,410,035.16
Total Fee Offsets							$-
Net Fee Due							$265.58

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the Registrant’s 2020 Equity Incentive Plan (the “2020 Plan”) and 2022 Inducement Plan (the “2022 Inducement Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)

1,282,620 shares of common stock, par value $0.00001 per share (“Common Stock”) of the 1,532,620 shares of Common Stock to be registered represents an automatic increase to the number of shares available for issuance under the Registrant’s 2020 Plan, effective as of January 1, 2023. Shares available for issuance under the 2020 Plan were previously registered on Form S-8 registration statements filed with the Securities and Exchange Commission on November 4, 2020 (Registration No. 333-249852), March 29, 2021 (Registration No. 333-254805) and February 17, 2022 (Registration No. 333-262823). The Common Stock to be registered consists of (i) 888,184 shares granted under the 2020 Plan on January 4, 2023, (ii) 15,000 shares granted under the 2020 Plan on January 17, 2023, (iii) 379,436 shares which may hereafter be granted under the 2020 Plan and (iv) 250,000 shares which may hereafter be granted under the 2022 Inducement Plan.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on $2.07 per share, which is the average of the high and low sales prices of the Registrant’s common stock, as reported on the Nasdaq Global Select Market on March 6, 2023, which is a date within five business days prior to the filing of this registration statement.